UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 23, 2009

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2009, the Compensation and Benefits Committee of the Board of Directors of The Brink’s Company (the “Company”) adopted the 2009 performance measures for the executive officers under the Company’s Management Performance Improvement Plan.  In order for the executive officers to be deemed to have met their goals, the aggregate three-year performance measures require Brink’s, Incorporated to achieve specific thresholds for revenue, operating profit, and economic value added, and for the Company to achieve an earnings per share target.  The earnings per share target was assigned a 33.34% weighting and the three performance goals for Brink’s, Incorporated were collectively assigned a 66.66% weighting.  Performance award targets for the 2009-2011 Performance Measurement Period were set as follows: Michael T. Dan, Chairman of the Board, President and Chief Executive Officer, $1,000,000; Michael J. Cazer, Vice President and Chief Financial Officer, $200,000; Frank T. Lennon, Vice President and Chief Administrative Officer, $170,000; McAlister C. Marshall, II, Vice President, General Counsel and Secretary, $130,000; and Matthew A.P. Schumacher, Controller, $60,000.  Actual awards can range from 0% to 200% of the target depending on performance against the pre-established measures.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: March 23, 2009	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II Vice President, General Counsel and Secretary

3